Exhibit 23.2

Consent of Independent Auditors

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated July 15, 2013, with respect to the statement of revenues and direct operating expenses of the assets purchased by Cypress Energy Partners, LLC from Moxie Disposal Systems, LLC and Peach Energy Services, LLC, in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-192328) and related Prospectus of Cypress Energy Partners, L.P.

/s/ Ernst & Young LLP

Tulsa, Oklahoma
November 19, 2013